UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 14, 2013 (February 8, 2013)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On February 8, 2013, Kent H. Wallace gave notice of his resignation as the President and Chief Operating Officer of Vanguard Health Systems, Inc. (the “Company”). His resignation will be effective as of the close of business on February 28, 2013. Mr. Wallace resigned his position with the Company as he has agreed to become the Chief Executive Officer of RegionalCare Hospital Partners, Inc. The Company has agreed to waive the non-competition covenant that Mr. Wallace would have otherwise been subject to pursuant to the terms of his amended and restated employment agreement, but Mr. Wallace will continue to be subject to the covenant restricting his solicitation of employees of the Company and its subsidiaries as well as restrictions prohibiting disclosure of confidential information, each as set forth in his amended and restated employment agreement.

            On February 14, 2013, the Company’s Board of Directors appointed Charles N. Martin, Jr., age 70, the Company’s Chairman of the Board and Chief Executive Officer, to the position of President of the Company, effective March 1, 2013. Mr. Martin has served as the Chairman of the Board and Chief Executive Officer since July 1997.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 14, 2013                                                                                  VANGUARD HEALTH SYSTEMS, INC.
                                                                                                                                                  (Registrant)

                                                                                                                          By: /s/ James H. Spalding
                                                                                                                                 James H. Spalding
                                                                                                                                 Executive Vice President, General Counsel and Secretary